EXHIBIT 23.3


We hereby consent to the use in this Registration Statement of our report, dated August 8, 1994, relating to the financial statements of Western Multiplex Corporation and to the reference of our firm under the caption "Experts" in the Prospectus.



SHILLING & KENYON, INC.
San Jose, California

March 7, 1995